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STEMCELLS APPOINTS RODNEY K.B. YOUNG CFO AND VP, FINANCE

PALO ALTO, Calif., (September 7, 2005) – StemCells, Inc. (NASDAQ: STEM) today announced the appointment of Rodney K.B. Young as Chief Financial Officer and Vice President, Finance, effective September 6, 2005. Young brings financial and administrative experience in the healthcare field to the Company, including extensive international experience in healthcare investment banking.

Most recently, Young served as Chief Financial Officer, Director, and co-founder of Extropy Pharmaceuticals, a private biopharmaceutical company focused on developing drugs for pediatric indications. Previously, Young was Managing Director, Healthcare Corporate Finance with SG Cowen Securities Corp. in London, England from 2000 to 2002. Prior to that, he was Senior Vice President, Global Healthcare with Lehman Brothers, Inc. in New York, and then Executive Director, Global Mergers & Acquisitions in London, where he headed the Healthcare Merger & Acquisition team focused on pharmaceutical and biotechnology companies.

“We are delighted to have Rodney join us,” said Martin McGlynn, President and Chief Executive Officer of StemCells. “Given his broad experience in the structuring and financing of major biotechnology companies, we look forward to his contributions to our finance, operations and business strategy as StemCells makes plans for its ultimate transition from a development stage company to a mature commercial entity.”

Judi Lum, the Company’s former Chief Financial Officer, is resigning to pursue other business opportunities. “We are grateful to Judi for her many contributions as CFO, and especially for guiding us through the maze of Sarbanes-Oxley compliance. She has agreed to stay on as an advisor to the Company to ensure that the transition is smooth and effective,” added McGlynn.

About StemCells, Inc.

StemCells, Inc. is a development stage biotechnology company focused on the discovery, development and commercialization of stem cell-based therapies to treat diseases of the nervous system, liver and pancreas. The Company’s stem cell programs seek to repair or repopulate neural or other tissue that has been damaged or lost as a result of disease or injury. StemCells is the first company to directly identify and isolate human neural stem cells from normal brain tissue. These stem cells are expandable into cell banks for therapeutic use, which demonstrates the feasibility of using normal, non-genetically modified cells as cell-based therapies. StemCells is the only publicly traded company solely focused on stem cell research and development and has more than 40 U.S. and 100 non-U.S. patents, as well as 100 patent applications pending worldwide. Further information about the Company is available on its web site at: www.stemcellsinc.com.

Apart from statements of historical facts, the text of this press release constitutes forward-looking statements regarding, among other things, the future business operations of StemCells, Inc. (“the Company”). The forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in the forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties regarding the Company’s ability to obtain the capital resources needed to continue its current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the fact that the Company’s stem cell technology is at the pre-clinical stage and has not yet led to the development of any proposed product; the uncertainty whether the Company will be able to file an IND in the time it projects and whether the FDA will permit it to proceed to clinical testing; the uncertainty regarding the validity and enforceability of issued patents; the uncertainty whether any products that may be generated in the future in the Company’s stem cell programs will prove clinically effective and not cause tumors or other side effects; the uncertainty whether the Company will achieve revenues from product sales or become profitable; uncertainties regarding the Company’s obligations in regard to its former encapsulated cell therapy facilities in Rhode Island; and other factors that are described in Exhibit 99 to the Company’s Annual Report on Form 10-K titled “Cautionary Factors Relevant to Forward-Looking Statements.”

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